CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



                          Dated as of December 29, 2000



                                  by and among



                             OBJECTSOFT CORPORATION



                                       and



                       THE PURCHASERS LISTED ON EXHIBIT A



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                                Table of Contents
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ARTICLE I  Purchase and Sale of Preferred Stock..............................1

      Section 1.1    Purchase and Sale of Preferred Stock....................1
      Section 1.2    The Common Shares and Warrant Shares....................1
      Section 1.3    Purchase Prices, Execution and Closing..................2
      Section 1.4    Escrow..................................................2
      Section 1.5    Warrants................................................2

ARTICLE II  Representations and Warranties...................................3

      Section 2.1    Representation and Warranties of the Company............3
      Section 2.2    Representations and Warranties of the Purchasers.......12

ARTICLE III  Covenants......................................................15

      Section 3.1    Securities Compliance..................................15
      Section 3.2    Registration and Listing...............................15
      Section 3.3    Intentionally Omitted..................................16
      Section 3.4    Compliance with Laws...................................16
      Section 3.5    Keeping of Records and Books of Account................16
      Section 3.6    Reporting Requirements.................................16
      Section 3.7    Intentionally Omitted..................................16
      Section 3.8    Other Agreements.......................................16
      Section 3.9    Intentionally Omitted..................................16
      Section 3.10   Intentionally Omitted..................................16
      Section 3.11   Intentionally Omitted..................................16
      Section 3.12   Regulations............................................17
      Section 3.13   Participation Right....................................17
      Section 3.14   Reservation of Shares..................................17
      Section 3.15   Transfer Agent Instructions............................17
      Section 3.16   Transfer or Resale.....................................18
      Section 3.17   Conversion Limitations.................................18
      Section 3.18   Lock-Up Agreement......................................19

ARTICLE IV  Conditions......................................................19

      Section 4.1    Conditions Precedent to the Obligation of the
                     Company to Sell the Units at the Closing...............19
      Section 4.2    Conditions Precedent to the Obligation of the
                     Purchasers to Purchase the Preferred Stock
                     at the Closing.........................................20

ARTICLE V  Registration Rights..............................................22

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ARTICLE VI  Stock Certificate Legend........................................22

      Section 6.1    Legend.................................................22
      Section 6.2    Transfer Agent Instructions............................23

ARTICLE VII  Termination....................................................24

      Section 7.1    Termination by Mutual Consent..........................24
      Section 7.2    Other Termination......................................24
      Section 7.3    Termination of Closing.................................24
      Section 7.4    Effect of Termination..................................24

ARTICLE VIII  Indemnification...............................................25

      Section 8.1    General Indemnity......................................25
      Section 8.2    Indemnification Procedure..............................25

ARTICLE IX  Miscellaneous...................................................26

      Section 9.1    Fees and Expenses......................................26
      Section 9.2    Specific Enforcement, Consent to Jurisdiction..........26
      Section 9.3    Entire Agreement; Amendment............................27
      Section 9.4    Notices................................................27
      Section 9.5    Waivers................................................28
      Section 9.6    Headings...............................................28
      Section 9.7    Successors and Assigns.................................28
      Section 9.8    No Third Party Beneficiaries...........................28
      Section 9.9    Governing Law..........................................28
      Section 9.10   Survival...............................................29
      Section 9.11   Counterparts...........................................29
      Section 9.12   Publicity..............................................29
      Section 9.13   Severability...........................................29
      Section 9.14   Further Assurances.....................................29


                                       ii

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                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of December 29, 2000 (the "Agreement"), by and among ObjectSoft Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase up to $1,225,000 of Series H Convertible Preferred Stock, $0.0001 par value per share (the "Preferred Stock") of the Company, which shall be convertible into units (the "Units"), each Unit consisting of (i) one share (a "Common Share") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), and (ii) four warrants, each to purchase one-quarter of a Common Share (singularly a "Warrant" and collectively, the "Warrants"), in substantially the form attached hereto as Exhibit B;

          WHEREAS, on December 8, 2000, the Company has filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing and creating the Preferred Stock, which was amended on December 28, 2000 and, as amended is attached hereto as Exhibit C (the "Certificate of Designation"); and

          WHEREAS, such purchase and sale will be made in reliance upon the provisions of Rule 901 of Regulation S ("Regulation S") of the United States Securities Act of 1933 as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Units to be made hereunder.

     The parties hereto agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Preferred Stock

     Section 1.1 Purchase and Sale of Preferred Stock. Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and each of the Purchasers, severally and not jointly, shall purchase from the Company 122.5 shares of the Preferred Stock, at a price of $10,000 per share of Preferred Stock (the "Per Share Purchase Price"). The aggregate price of the Preferred Stock shall be $1,225,000.

     Section 1.2 The Common Shares and Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Preferred Stock and Common Stock, to effect the issuance of the Common Shares upon conversion of the Preferred Stock and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Stock (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

     Section 1.3 Purchase Prices, Execution and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers, severally but not jointly, agree to purchase the shares of Preferred Stock set forth opposite their respective names on Exhibit
A. The aggregate purchase price of the shares of Preferred Stock being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (each a "Purchase Price", and collectively referred to as the "Purchase Prices"). The closing of the purchase and sale of the Preferred Stock (the "Closing") to be acquired by the Purchasers from the Company shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m. E.S.T. on (i) the date on which the last to be fulfilled or waived (any such waiver to be evidenced by a waiver in writing signed by each of the Purchasers) of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date").

     Section 1.4 Escrow. On or before the Closing Date, (a) the Company shall execute and deliver to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement") all applicable agreements, documents, instruments and writings required pursuant to
Section 4.2 herein (collectively, the "Closing Documents"), to be delivered by the Company including, without limitation, certificates for the number of shares of Preferred Stock set forth opposite each Purchaser's name on Exhibit A, as applicable, registered in such Purchaser's name, and (b) each of the Purchasers shall pay by wire transfer of immediately available funds, by delivery of the Company's promissory notes for cancellation and/or by delivery of the Company's obligations for retirement into escrow in accordance with the Escrow Agreement such Purchaser's Purchase Price, as applicable, and execute and deliver all applicable agreements, documents, instruments and writings required pursuant to
Section 4.1, to be delivered by such Purchaser. In regard to the Closing, the Escrow Agent shall give notice (by telephone or other means) (an "Escrow Agent Notice") to the parties hereto when the Escrow Agent has received all of the Closing Documents and wire transfer of the funds, the promissory notes and/or the obligations of the Company constituting the Purchase Prices and deliver the other Closing Documents to the Company pursuant to the terms of the Escrow Agreement. As soon thereafter as is practicable on the Closing Date, the Escrow Agent shall deliver the Company Closing Documents to the Purchasers, including applicable certificates for the Common Shares and the Warrants.

     Section 1.5 Warrants. The four Warrants issuable upon conversion of the Preferred Stock shall be designated "A" Warrant, "B" Warrant, "C" Warrant and "D" Warrant, and shall have the forms set forth as Exhibit B hereto. The Warrant Shares subject to the Warrants shall be divided equally among the Warrants. Each of the Warrants shall be exercisable from the date

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of issuance of the Warrant until the fifth  anniversary of the Closing Date, and the exercise price of each of the Warrants shall be equal to the Warrant Price (as defined in each Warrant).

                                   ARTICLE II

                         Representations and Warranties

     Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder. The Company does not have any subsidiaries or own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined hereinafter) on the Company's financial condition. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and which is material on a consolidated basis to such entity or other entities controlling or controlled by such entity.

          (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and, subject to stockholder approval (if required) in regards to the issuance by the Company of more than 19.99% of the outstanding shares of Common Stock at a discount, perform its obligations under this Agreement, the Escrow Agreement, the Certificate of Designation, the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement") and the Warrants (collectively, the "Transaction Documents"),
(ii) the execution, issuance and delivery of the Transaction Documents, the Preferred Stock, and the Shares by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and, other than the approval by the Company's shareholders (if required) in regards to the issuance by the Company of more than 19.99% of the outstanding shares of Common Stock at a discount, no further consent or authorization of the Company or its Board of Directors is required, and (iii) the Transaction Documents and the Preferred Stock have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of December 21, 2000 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth in the

Transaction Documents or the SEC Documents (as hereinafter defined) and except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other securities issued by the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in the Transaction Documents and except as set forth on the SEC Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the Transaction Documents and except as set forth on the SEC Documents, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on the SEC Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

          (d) Issuance of Shares. The Preferred Stock to be issued at the Closing has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Preferred Stock shall be validly issued and outstanding, fully paid and nonassessable and entitled to all applicable rights and preferences set forth in the Articles. When the Warrants are issued upon conversion of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation, such Warrants will be duly authorized by all necessary corporate action and validly issued and outstanding. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of this Agreement, the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein, including the issuance of the Preferred Stock, and the Conversion Shares, the Warrants, and the Warrant Shares to be issued upon conversion of the Preferred Stock and the exercise of the Warrants, do not and will not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the

Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "SEC") or state securities administrators subsequent to a Closing, and any registration statement or proxy statement which may be filed pursuant hereto; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

          (f) SEC Documents, Financial Statements. The Company has provided to the Purchasers prior to the date hereof copies of its latest annual report on Form 10-KSB for the fiscal year ended December 31, 1999 (and all amendments thereto), its latest quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 2000 and September 30, 2000, its interim report on Form 8-K filed on January 4, 2000, its registration statements filed on Form S-3, and its definitive proxy statement for the annual meeting of the shareholders of the Company which occurred on June 6, 2000, and for all special meetings of the shareholders of the Company (all such documents are collectively referred to herein as the "SEC Documents"). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. The Company has no subsidiaries.

          (h) No Material Adverse Change. Since December 31, 1999, except as set forth on Schedule 2.1(h), the Company has not experienced or suffered any Material Adverse Effect.

          (i) No Undisclosed Liabilities. The Company does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which are required to be set forth on the Company's financial statements in accordance with GAAP, other than those incurred in the ordinary course of the Company's business since December 31, 1999, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

          (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on
Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

          (l) Title to Assets. The Company has good and marketable title to all of its real and personal property, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on
Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. Except as described on Schedule 2.1(l), all said leases of the Company are valid and subsisting and in full force and effect.

          (m) Actions Pending. Except as set forth on Schedule 2.1(m) and in the SEC Documents, (i) there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto, other than routine claims and suits regarding system installations which in the aggregate will not have a Material Adverse Effect on the Company; (ii) there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its properties or assets other than routine claims and suits regarding system installations which in the aggregate will not have a Material Adverse Effect on the Company; and (iii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

          (n) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

          (p) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' or structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents, except as set forth on Schedule 2.1(p) hereto. All those entities listed on Schedule 2.1(p) hereto are broker/dealers (i) registered and in good standing with the National Association of Securities Dealers, Inc. and (ii) registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (r) Operation of Business. The Company owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, including (but not limited to) those set forth on Schedule 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except as disclosed on Schedule 2.1(r).

          (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

          (t) Books and Record Internal Accounting Controls. The records and documents of the Company accurately reflect, in all material respects, the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

          (u) Material Agreements. Except as set forth or incorporated by reference in the SEC Documents or on Schedule 2.1(u) hereto, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on

Form S-1 or applicable form (collectively, "Material Agreements") if the Company were registering securities under the Securities Act. Except as set forth on
Schedule 2.1(u) hereto, the Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth in the Articles, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits or shall limit the payment of dividends on the Company's Common Stock.

          (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $25,000 between (a) the Company, its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

          (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Stock hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Preferred Stock, the Conversion Shares, the Warrants, the Warrant Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Preferred Stock, Conversion Shares, the Warrants and the Warrant Shares.

          (x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state or federal securities laws (which if required, shall be filed on a timely basis), including, but not limited to, the filing of a registration statement or statements pursuant to the Registration Rights Agreement and the filing of a proxy statement pursuant to the provisions of Section 3.17 hereof, no authorization, consent, approval, license exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares, or for the performance by the Company of its obligations under the Transaction Documents.

          (y) Employees. The Company has no collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(y) hereto. Except as set forth in the SEC Documents or on Schedule 2.1(y) hereto, the Company has no employment contract or consulting agreement relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since December 31, 1999, except as set forth on Schedule 2.1(y), no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

          (z) Absence of Certain Developments. Except as disclosed in the SEC Documents or as provided in Schedule 2.1(z) hereto, since September 30, 2000, the Company has not:

          (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

          (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

          (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

          (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

          (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (xi) made charitable contributions or pledges in excess of $25,000;

          (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

          (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (aa) Use of  Proceeds.  The  proceeds  from the sale of the  Preferred
Stock will be used by the Company for working capital and general corporate purposes.

          (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon any Closing will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which is or would be materially adverse to the Company. The execution and delivery of this Agreement and the issue and sale of the Common Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1(ac),  the term "Plan" shall mean an "employee  pension benefit plan"
(as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

          (dd) Dilutive Effect. The Company further acknowledges that its obligations to issue the Conversion Shares and the Warrant Shares upon conversion of the Preferred Stock and the exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

          (ee) No "Directed Selling Efforts". The offer to sell the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares, was directly communicated to each of the Purchasers. At no time was any Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. The offer to sell the Preferred Stock, the Common Shares, the Warrants and the Warrant Shares was not the result of "directed selling efforts" (as that term is defined in Rule 902(c) Regulation S) by any distributor or any affiliate or any person acting on behalf of the Company or any affiliate of the Company, nor was there conducted in connection therewith any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" (as such term is defined in Rule 902 of Regulation S).

     Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and such Purchaser was not formed for the specific purpose of acquiring the Units.

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Escrow Agreement and to purchase the Preferred Stock being sold to it hereunder. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the documents contemplated hereby by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, company or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. This Agreement, the Registration Rights Agreement and the Escrow Agreement will have been duly executed and delivered by the Purchasers on the Closing Date. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, or similar laws relating to, or affecting generally the enforcement of, creditor's rights, remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the documents contemplated hereby and thereby and the consummation by such Purchaser of the transactions contemplated hereby and thereby, including the issuance of the Preferred Stock, and the Conversion Shares, the Warrants and the Warrant Shares to be issued upon conversion of the Preferred Stock and the exercise of the Warrants, or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents, bylaws, partnership agreement, operating agreement or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement or the documents contemplated hereby and thereby or to purchase the Preferred Stock in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Acquisition for Investment. Such Purchaser is purchasing the Preferred Stock, the Warrants, and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants, solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Preferred Stock, the Warrants, or the Shares to be issued upon conversion of the Common Stock and exercise of the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Stock, the Warrants, or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants, to or through any person or entity;
provided,  however,  that by making the  representations  herein and  subject to
Section 2.2(f) below, such Purchaser does not agree to hold the Preferred Stock, the Warrants, or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants, for any minimum or other specific term and reserves the right to dispose of the Preferred Stock, the Warrants, or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants, at any time in accordance with federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Stock, the Warrants, and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants, and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

          (e) Non-U.S. Person. Such Purchaser is not a "U.S. Person" (as defined in Rule 902(o) of Regulation S) and is not acquiring any of the Preferred Stock, or the Warrants, the Conversion Shares or the Warrant Shares to be issued upon conversion of the Preferred Stock or exercise of the Warrants, for the account or benefit of any U.S. Person. The documents effecting the purchase and sale of the Preferred Stock have been executed by such Purchaser outside the "United States" (as defined in Rule 902(p) of Regulation S).

          (f) Offshore Transaction. The Preferred Stock was not offered to such Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to such Purchaser to purchase the Preferred Stock, such Purchaser was physically outside of the United States. The offer leading to the sale evidenced hereby was made in an "offshore transaction" (as defined in Rule 902(h) of Regulation S).

          (g) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and is a resident of the jurisdiction indicated on Exhibit A hereto. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company.

          (h) Rule 144. Such Purchaser understands that the Preferred Stock, Conversion Shares, Warrants and Warrant Shares must be held indefinitely unless such Preferred Stock, Conversion Shares, Warrants and Warrant Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Preferred Stock, Conversion Shares, Warrants and Warrant Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (i) Transfer of Shares. Such Purchaser will not sell, offer for sale, transfer or otherwise convey the Preferred Stock, Conversion Shares, Warrants or Warrant Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants to a U.S. Person or for the account or benefit of a U.S. Person unless in accordance with the provisions of Regulation S, pursuant to registration of the Conversion Shares or Warrant Shares under the Securities Act or pursuant to an exemption from registration.

          (j) No Broker-Dealer Affiliation. None of the Purchasers is a broker-dealer registered with the SEC or an affiliate (as such term is defined in Rule 144(a) promulgated under the Securities Act) of a broker-dealer registered with the SEC.

          (k) General. Such Purchaser understands that the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Stock, the Warrants or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants.

          (l) Opportunities for Additional Information. The Purchaser acknowledges that Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of Purchaser's personal knowledge of the Company's affairs, Purchaser has asked such questions and received answers to the full satisfaction of Purchaser, and Purchaser desires to invest in the Company.

          (m) No General Solicitation. The Purchaser acknowledges that the Preferred Stock was not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communications.

          (n) No SEC or Similar Fees. In connection with the purchase of the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants by such Purchaser, such Purchaser has not and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of such securities, except to such persons or entities as are duly licensed and/or registered to engage in securities offering and selling activities (or are exempt from such licensing and/or registration requirements) under applicable federal laws and the laws of the state(s) in which such activities have taken place in connection with the transaction contemplated by this agreement.

                                   ARTICLE III

                                    Covenants

     The Company covenants with each of the Purchasers, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein) as follows:

     Section 3.1 Securities Compliance.

          (a) The Company shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants to the Purchasers or subsequent holders.

          (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants.

     Section 3.2 Registration and Listing. The Company will cause a registration statement registering the Shares to be filed no later than 30 days after the Closing Date and cause the registration statement to be declared effective within (i) 90 days after the Closing Date or (ii) five (5) business days of the date on which the SEC informs the Company that it may request the acceleration of the effectiveness of the registration statement, whichever date is the earlier (the "Effectiveness Date"), will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.

     Section 3.3  Intentionally  Omitted.

     Section 3.4 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 Reporting Requirements. The Company shall furnish the following, if and when applicable, to each Purchaser so long as such Purchaser shall own Common Shares (determined on an as converted basis) which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, provided, however, that the Company shall not be obligated to furnish the following, if the following reports have been filed by the Company with the SEC pursuant to the SEC's "electronic data gathering and retrieval" (EDGAR) service:

          (a) Reports filed with the SEC on Form 10-QSB, as soon as available, and in any event within 15 days after filing such report with the SEC;

          (b) Annual Reports filed with the SEC on Form 10-KSB, as soon as available, and in any event within 90 days after the end of each fiscal year of the Company; and

          (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Section 3.7 Intentionally Omitted.

     Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

     Section 3.9 Intentionally Omitted.

     Section 3.10 Intentionally Omitted.

     Section 3.11 Intentionally Omitted.

     Section 3.12 Regulations. The Company covenants and agrees that if the Company fails to register the Shares under the terms and conditions of the Registration Rights Agreement or such registration shall no longer be effective, then for so long as any of the Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, in order to permit resales of the Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act and
(b) not knowingly  engage in directed  selling  efforts in  connection  with the
resale  of   securities   by  any   Purchaser   under   Regulation   S.

     Section 3.13 Participation Right. From and after the date hereof and until the first anniversary of the Effectiveness Date, the Company shall not consummate any third party equity financing without permitting the Purchasers to participate in such financing on the same terms as those offered to the third party(ies) (the "Participation Right"); provided, however, that a third party financing conducted with a strategic business partner of the Company shall be exempt from the Participation Right. For purposes of this Agreement, "strategic business partner" means (i) an individual who, or an entity which, introduces the Company to third parties in connection with potential business arrangements or joint ventures, builds business relationships with strategic business partners and expands business opportunities, or (ii) an entity which enters into a strategic alliance, joint venture, partnership or similar arrangement with the Company, provided that the transaction is not essentially a financing transaction.

     Section 3.14 Reservation of Shares. So long as any shares of the Preferred Stock remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the aggregate number of shares of Common Stock needed to provide for the
issuance   of  the   Conversion   Shares  and  the   Warrant   Shares.

     Section 3.15 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Common Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon issuance of the Conversion Shares or exercise of the Warrants in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares under the Securities Act, all such certificates shall bear the applicable restrictive legend specified in Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.15 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.15 shall affect in any way each Purchaser's obligations and agreements set forth in Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser transfers any Shares or Warrants in compliance with Section 3.16, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one (1) or more certificates in such name and in such denominations as specified by such Purchaser and, in the case of transfers pursuant to Section 3.16(a) or (c), without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.15 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 3.15 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.15, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     Section 3.16 Transfer or Resale. Each Purchaser severally, and not jointly, understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants have not been and are not being registered under the Securities Act or any state securities laws, and agrees that the Preferred Stock, the Warrants and the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants may not be transferred unless (a) the resale of the Preferred Stock, the Warrants or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants has been registered thereunder; or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Preferred Stock, the Warrants or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Preferred Stock, the Warrants or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants are sold under Rule 144 promulgated under the Securities Act (or a successor rule); and (ii) neither the Company nor any other person is under any obligation to register the Preferred Stock, the Warrants or the Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement).

     Section 3.17 Conversion Limitations. The Company and the Purchasers agree that so long as Section 4310 (c)(25)(H)(i) of the Nasdaq Marketplace Rules continues to be applicable to the Company, and unless and until the approval of the Company's stockholders (the "Approval") or a waiver from The Nasdaq Stock Market is obtained as hereinafter set forth, the total number of Conversion Shares and Warrant Shares issued and issuable upon the conversion of the Preferred Stock and/or exercise of the Warrants shall not exceed 19.99% of the number of shares of Common Stock outstanding as of the Closing Date. The Company agrees that it shall include a resolution for approval at a meeting of stockholders for the purpose of approving below market price issuances of Common Stock to the Purchasers equal to or in excess of 20% of the number of shares of Common Stock outstanding as of the Closing Date as required by Section 4310
(c)(25)(H)(i) of the Nasdaq Marketplace Rules, or such other similar requirement. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issued and potentially issuable under the Certificate of Designation and/or upon exercise of the Warrants exceeds in the aggregate 19.99% of the number of shares of Common Stock outstanding as of the Closing Date, the Company will use its best efforts to obtain a waiver from The Nasdaq Stock Market (or other applicable market or exchange) to permit such issuances. The Company further agrees that it will file the preliminary proxy statement relating to the Approval with the SEC on or before thirty (30) days after the Closing Date (the "Proxy Filing Date"). The Company further agrees to obtain Approval no later than ninety (90) days after the

Closing Date ("Approval Date"). If the Company fails to file the proxy statement on or before the Proxy Filing Date or fails to obtain the Approval on or before the Approval Date, then the Company will pay to the Purchasers (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two percent (2%) of the Purchase Price for every thirty (30) day period thereafter until the proxy statement has been filed and/or Approval obtained, provided that, such demand is made by the Purchasers in writing within ninety (90) days of the date on which the Company becomes liable for such liquidated damages in accordance with this Section 3.17. Such payment of the liquidated damages shall be made to the Purchasers in cash and/or Common Stock, at the sole discretion of the Company, promptly upon demand, provided however, that the payment of such liquidated damages shall not relieve the Company from its obligations to seek the Approval pursuant to this Section 3.17. Notwithstanding the foregoing, this
Section 3.17 will not be effective if the Common Stock is deemed not to be issued at a discount under the Nasdaq Marketplace Rules, in which case the Company shall give notice to the Purchasers in the form attached hereto as Exhibit G.

     Section 3.18 Lock-Up Agreement. The Company shall use commercially reasonable efforts to arrange for the holders of the Company's Series G Preferred Stock selected by the placement agent for the Purchasers to execute and deliver the lock-up agreement in the form previously approved by the Company and the placement agent.

     Section 3.19 Agreement to Vote. For so long as the Company has not committed a material breach of this Agreement and the Exhibits annexed hereto, and this Agreement has not been terminated, the Purchasers agree to vote all shares of Common Stock beneficially held by them in favor of all nominees to the Company's board of directors who are nominated by the then current Board of Directors of the Company.

                                   ARTICLE IV

                                   Conditions

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Units at the Closing. The obligation hereunder of the Company to issue and sell the applicable Preferred Stock to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including having paid by wire transfer of funds, by the delivery of promissory notes for cancellation and/or the delivery of the obligations of the Company for retirement into escrow in accordance with this Agreement and the Escrow Agreement the Purchase Price set forth opposite such Purchaser's name on Exhibit A under the heading "Purchase Price"; each Purchaser shall have executed and delivered this Agreement, the Registration Rights Agreement and the Escrow Agreement to the Escrow Agent on behalf of the Company. The Escrow Agent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the

Escrow Agreement to be performed, satisfied or complied with by the Escrow Agent at or prior to the Closing, including delivery of all of the Purchaser's Closing Documents to the Company.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Stock at the Closing. The obligation hereunder of each Purchaser to acquire and pay for the applicable Preferred Stock at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Suspension, Etc. From the date hereof until the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC, and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States, or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Common Shares.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) Opinion of Counsel, Etc. At the Closing, the Escrow Agent on behalf of each Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit H hereto, and such other certificates and documents as such Purchaser or its counsel shall reasonably require incident to the Closing.

          (g) Registration Rights Agreement. Prior to the Closing, the Company shall have executed and delivered the Registration Rights Agreement to the Escrow Agent on behalf of each Purchaser.

          (h) Stock Certificates. The Company shall have executed and delivered to the Escrow Agent on behalf of each Purchaser, the stock certificates (in such denominations as such Purchaser shall request) for the Preferred Stock being purchased by such Purchaser at the Closing.

          (i) Resolutions. Prior to the Closing, the Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to counsel for the Purchasers (the "Resolutions").

          (j) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares upon conversion of the Preferred Stock and the exercise of the Warrants, a number of shares of Common Stock equal to at least 125% of the shares of Common Stock which would be issuable upon conversion of the Preferred Stock and upon exercise of the Warrants following the Closing (after giving effect to the Preferred Stock to be issued on the Closing Date and assuming all the Preferred Stock and Warrants were fully issuable and exercisable, as applicable, on such date regardless of any limitation on the timing or amount of such issuances or exercises).

          (k) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (l) Secretary's Certificate. At the Closing, the Company shall have delivered to the Escrow Agent on behalf of each Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (m) Escrow Agreement. Prior to the Closing, the Company shall have executed and delivered the Escrow Agreement to the Escrow Agent on behalf of each Purchaser.

          (n) Officer's Certificate. At the Closing, the Company shall have delivered to such Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.2 as of the Closing Date.

          (o) Certificate of Designation. Prior to the Closing, the Company shall have filed with Certificate of Designation with the Secretary of State of the State of Delaware.

                                    ARTICLE V

                               Registration Rights

     At the Closing, the Company and each of the Purchasers shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

                                   ARTICLE VI

                            Stock Certificate Legend

     Section 6.1 Legend.

          (a) Preferred Stock and Shares. Each certificate representing the Preferred Stock and the Shares issued upon conversion of the Preferred Stock and the exercise of the Warrants, as applicable and appropriate, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required by applicable federal, provincial or state securities or "blue sky" laws) (the "Stock Legend"):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. NEITHER THESE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT), UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES OBJECTSOFT CORPORATION ("THE COMPANY") WITH AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THE HOLDER OF THIS CERTIFICATE IS SUBJECT TO AND THE BENEFICIARY OF CERTAIN PROVISIONS SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

          (b) Warrants. Each Warrant shall include a legend in the following form (in addition to any legend required by applicable federal, provincial or state securities or "blue sky" laws) (the "Warrant Legend"):

     THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES, OR TO A U.S. PERSON, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S UNDER THE 1933 ACT) AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE HOLDER PROVIDES OBJECTSOFT CORPORATION ("THE COMPANY") WITH AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THE HOLDER OF THIS WARRANT IS SUBJECT TO AND THE BENEFICIARY OF CERTAIN PROVISIONS SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

     Section 6.2 Transfer Agent Instructions. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Shares by the Purchasers to issue certificates evidencing such Shares free of the Stock Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Purchasers:

          (a) at any time after the Effectiveness Date, upon surrender of one or more certificates evidencing Shares that bear the Stock Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Stock Legend to replace those surrendered; provided that (i) the a registration statement shall then be effective; (ii) the Purchaser(s) confirm to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Shares in a bona fide transaction to a third party; and (iii) the Purchaser(s) confirm to the transfer agent that the Purchaser(s) have complied with the prospectus delivery requirement.

          (b) at any time upon any surrender of one or more certificates evidencing Shares that bear the Stock Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Stock Legend to replace those surrendered and containing representations that (i) the Purchaser(s) is permitted to dispose of such Shares without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or
(ii) the Purchaser(s) has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Shares in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer, in the opinion of counsel reasonably acceptable to the Company, be entitled to freely tradeable securities.

     Any of the notices referred to above in this Section 6.2 may be sent by facsimile to the Company's transfer agent.

                                   ARTICLE VII

                                   Termination

     Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to any Closing by the mutual written consent of the Company and the Purchasers.

     Section 7.2 Other Termination. This Agreement may be terminated by the action of the Board of Directors of the Company or by any one or more of the Purchasers at any time if a Closing shall not have been consummated by the Closing Date, as long as the failure to so consummate is not the fault of the terminating party.

     Section 7.3 Termination of Closing. If the Closing has not occurred on or prior the Closing Date, those sections and provisions relating to the Closing in this Agreement may be terminated by the action of the Board of Directors of the Company or by any one or more of the Purchasers as long as the failure to consummate the Closing is not the fault of the terminating party.

     Section 7.4 Effect of Termination. In the event of termination by the Company or any one or more of the Purchasers of this Agreement or any part hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement, the Escrow Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this
Section  7.4 shall be deemed to release the

Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.

                                  ARTICLE VIII

                                 Indemnification

     Section 8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein and in the other Transaction Documents. Each Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein and in the other Transaction Documents.

     Section 8.2 Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice, to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1 Fees and Expenses. The Company shall pay all the legal fees and expenses of each Purchaser incident to the negotiation, preparation, execution, delivery and performance of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In the event of a dispute between the Company and any of the Purchasers concerning this Agreement or any of the other Transaction Documents, the prevailing party in such dispute shall be awarded all reasonable attorneys' fees and expenses incurred in connection with such dispute. Notwithstanding anything to the contrary contained herein, the Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

     Section 9.2 Specific Enforcement, Consent to Jurisdiction.

          (a) The  remedies  provided  in this  Agreement  and the  Registration
Rights Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Purchaser's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement or the Registration Rights Agreement. Amounts set forth or provided for herein and therein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Purchasers thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder and thereunder will cause irreparable harm to the holders of the Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 9.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers of at least two-thirds (2/3) of the Common Shares (determined on an as converted and as exercised basis) then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Stock then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

     Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:      ObjectSoft Corporation
                        Continental Plaza III
                        433 Hackensack Avenue
                        Hackensack,  New Jersey 07601
                        Attn.:  David E. Y. Sarna, Chairman
                        Tel.: (201) 343-9100
                        Fax: (201) 343-0056

If to any  Purchaser:   At the address of such  Purchaser as
                        set forth on Exhibit A to this Agreement, with copies as specified in writing by such Purchaser.

In either case to:      Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, New York 10174
                        Attn: Martin E. Weisberg, Esq. and Melvin Weinberg, Esq.
                        Telephone No.: (212) 704-6000
                        Facsimile No. (212) 704-6288

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

     Section 9.10 Survival. The representations and warranties of the Company and the Purchasers contained in: (i) Sections 2.1(o) and (s) shall survive indefinitely and (ii)those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the applicable Closing until the date three (3) years from the Closing Date; and
(iii) the agreements and covenants set forth in Articles I, III, V, VII, VIII and IX of this Agreement shall survive the execution and delivery hereof and any Closing hereunder, as applicable, until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange
Act) less than 5% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.8, and 3.12 shall not expire until the Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

     Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional executed signature pages to be physically delivered to the other parties within five (5) days of the execution and delivery hereof.

     Section 9.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 9.13 Severability. The provisions of this Agreement and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Certificate of Designation, the Preferred Stock, the Warrants, the Shares, and the Registration Rights Agreement.


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                                      -29-

     IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first above written.

                                        OBJECTSOFT CORPORATION

                                        By: /s/ DAVID E. Y. SARNA
                                           Name: David E.Y. Sarna
                                           Title: Chairman

                                        WARWICK CORPORATION LTD.

                                        By: /s/ ANNA MARIE LOWE
                                           Name: Anna Marie Lowe
                                           Title: Director

                                        MANCHESTER ASSET MANAGEMENT, LTD.

                                        By:  /s/ ANTHONY L.M. INDER RIEDEN
                                           Name: Anthony L.M. Inder Rieden
                                           Title: Director

                                        ASPEN INTERNATIONAL, LTD.

                                        By:  /s/ DEIRDRE M. McCOY
                                           Name: Deirdre M. McCoy
                                           Title:  Director

                                        DOMINO INTERNATIONAL, LTD.

                                        By: /s/ ANNA MARIE LOWE
                                           Name:  Anna Marie Lowe
                                           Title:  Director

                                        GILSTON CORPORATION, LTD.

                                        By: /s/ ANTHONY L.M. INDER RIEDEN
                                           Name:  Anthony L.M. Inder Rieden
                                           Title:  Director

                                        MAGELLAN INTERNATIONAL, LTD.

                                        By:  /s/ DEIRDRE M. McCOY
                                           Name:  Deirdre M. McCoy
                                           Title:  Director

       [SIGNATURE PAGE TO CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]